                                                                      Exhibit 11

                ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1999       1998
                                                                                              ---------  ---------
                                                                                                  (UNAUDITED)
Net
Income..................................................................................      $  35,310  $  29,050
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Weighted Average Number Of Shares Outstanding:
  Basic:
    Weighted average shares.................................................................     91,267     91,623
                                                                                              ---------  ---------
                                                                                              ---------  ---------
  Diluted:
    Weighted average shares.................................................................     91,267     91,623
    Common stock equivalents--Stock options (A).............................................      2,390      3,300
                                                                                              ---------  ---------
    Diluted shares outstanding..............................................................     93,657     94,923
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Net Income Per Share:
  Basic.....................................................................................  $     .39  $     .32
  Diluted...................................................................................  $     .38  $     .31

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(A) The treasury stock method was used to determine the weighted average number of shares of common stock equivalents outstanding during the periods.